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EXHIBIT 21--SUBSIDIARIES OF J. ALEXANDER'S CORPORATION

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                                                STATE OF         NAME UNDER WHICH
SUBSIDIARY                                   INCORPORATION       BUSINESS IS DONE
------------------------------------------   -------------   -------------------------
J. Alexander's Restaurants, Inc.               Tennessee     J. Alexander's Restaurant

J. Alexander's Restaurants of Kansas, Inc.       Kansas      J. Alexander's Restaurant

J. Alexander's of Texas, Inc.                    Texas       J. Alexander's Restaurant

JAX Real Estate, LLC                            Delaware       JAX Real Estate, LLC
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